Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-76006 and 333-76008) of our report dated March 13, 2006, except with respect to Note 2 as to which the date is September 28, 2006, relating to our audit of the consolidated financial statements of CTI Industries Corporation and Subsidiaries included in the 2005 annual report on Form 10-K, Amendment no. 3.

Weiser LLP
New York, New York
October 3, 2006